Exhibit 99.1

Media Contacts:

Cognos	Applix
Steve Milmore,	Charlotte Locke,
781-313-2403	508-475-2441
steve.milmore@cognos.com	clocke@applix.com
or	or
Lois Paul & Partners, LLC	Citigate Cunningham
Jessica Sutera,	Jena Murphy
781-782-5789	617-374-4216
jessica_sutera@lpp.com	jmurphy@citigatecunningham.com
or	or
Investor Relations:	Investor Relations:
Cognos	Applix
John Lawlor,	Milt Alpern,
613-738-3503	508-475-2450
john.lawlor@cognos.com	malpern@applix.com

Cognos® to Acquire Applix

-Acquisition of Leading Analytics Company to Extend Cognos Financial Performance Management Leadership-

OTTAWA, ON and WESTBOROUGH, MA, Sept. 5, 2007 — Cognos (NASDAQ: COGN; TSX: CSN), the world leader in business intelligence and performance management solutions, and Applix, Inc. (NASDAQ: APLX), a publicly held company based in Westborough, Massachusetts and an industry leader in analytics, today jointly announced the execution of a definitive agreement for Cognos to acquire Applix. With this acquisition, Cognos expects to further extend its position as a leading independent provider of financial performance management.

The planned acquisition is a cash tender offer of $17.87 per share, which equates to approximately $339 million or $306 million net of Applix cash on hand.  The transaction is subject to the receipt of regulatory approvals and other customary closing conditions. Cognos expects the acquisition to be completed in the fourth calendar quarter of 2007.

“This acquisition is a terrific strategic fit for Cognos. Applix will broaden our solution offering and provide Cognos with an innovative, 64-bit, in-memory analytics capability,” said Rob Ashe, Cognos CEO. “It will also bring into the company a very strong employee and customer base that has been committed to performance management through high-impact analytics. This is another major step forward for Cognos in delivering leading performance management solutions to finance and across operations.”

“We believe that this combination represents a great opportunity for the entire Applix community,” said David Mahoney, president and CEO at Applix. “Our customers, partners and employees will become an important part of Cognos, which will allow the company to further enhance its position as a leader in the analytics market. Our organizations are very complementary, and I feel that they will blend together to create a leader in the financial performance management market.”

Applix will complement Cognos flagship products— Cognos 8 Planning, Cognos 8 Controller, and Cognos 8 Business Intelligence —specifically in the area of financial performance management. Applix performance analytics will give customers new and enhanced capabilities to analyze and optimize financial performance. This will include improved analysis and optimization of large, complex financial performance data; strong finance self-service capabilities such as business rules management; new solution areas including profitability analysis; and innovative technology, including Applix TM1, a patented, 64-bit, in-memory multidimensional OLAP server.

With trailing 12 months revenue of US $61.2 million and year-over-year growth of 45%, Applix is recognized as a leader in the financial analytics market. The company and its global network of partners help more than 3,000 customers worldwide manage their business analytics needs. Customers range across a broad variety of industries including insurance, financial services, banking, healthcare, pharmaceutical, telecommunications, manufacturing, consumer goods and retail. Incorporated in 1983, Applix has been publicly traded since 1994. Applix has also been recognized by numerous industry and analyst groups for being a technical and strategic leader in the marketplace, including being positioned in the Visionaries Quadrant of Gartner’s CPM Magic Quadrant.

Conference Call Details

Cognos will review details of the proposed acquisition at 8:45 a.m. Eastern Time, today, September 5, 2007.

Listeners can access the conference call at 866-249-1964 for North America and 416-915-5651 outside North America, or via Webcast at http://www.cognos.com/company/investor/events/070905.

An archive of the Webcast can be accessed at http://www.cognos.com/company/investor/events/070905 following the conference call. A replay of the conference call will be available from September 5, 2007 at 10:15 a.m. Eastern Time until September 19, 2007 at 11:59 p.m. Eastern Time. The replay can be accessed at 416-640-1917. The passcode for the replay is 21245986#.

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About Applix, Inc.
Applix (NASDAQ: APLX) empowers agile enterprises by offering the only complete Business Analytics software solution. The Company is focused exclusively on providing a single, cohesive Performance Management and Business Intelligence solution, with strategic planning, forecasting, consolidations, reporting and analytics across financial, operational, sales and marketing, and human resources departments. The Applix platform, powered by the renowned TM1 analytics engine, reaches farther, deploys easier, and reacts faster than any business analytics solution available today. Applix and its global network of partners help 3,000 customers worldwide manage their business performance and respond proactively to the marketplace. Headquartered in Westborough, MA, Applix maintains offices in North America, Europe and Asia Pacific.

About Cognos:

Cognos, the world leader in business intelligence and performance management solutions, provides world-class enterprise planning and BI software and services to help companies plan, understand and manage financial and operational performance. Cognos brings together technology, analytical applications, best practices, and a broad network of partners to give customers a complete performance system. The Cognos performance system is an open and adaptive solution that leverages an organization’s ERP, packaged applications, and database investments. It gives customers the ability to answer the questions - How are we doing? Why are we on or off track? What should we do about it? — and enables them to understand and monitor current performance while planning future business strategies.

Cognos serves more than 23,000 customers in more than 135 countries, and its top 100 enterprise customers consistently outperform market indexes. Cognos performance management solutions and services are also available from more than 3,000 worldwide partners and resellers. For more information, visit the Cognos Web site at http://www.cognos.com.

Cognos and the Cognos logo are trademarks or registered trademarks of Cognos Incorporated in the United States and/or other countries. All other names are trademarks or registered trademarks of their respective companies. Note to Editors: Copies of previous Cognos press releases and Corporate and product information are available on the Cognos Web site at www.cognos.com.

Important Information

This document is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities. The solicitation and the offer to buy shares of Applix’s common stock will only be made pursuant to an offer to purchase and related materials that Cognos intends to file with the securities and exchange commission. Applix will file a solicitation/recommendation statement with respect to the offer. Once filed, Applix stockholders should read these materials carefully prior to making any decisions with respect to the offer because they contain important information, including the terms and conditions of the offer. Once filed, Applix stockholders will be able to obtain the offer to purchase, the solicitation/recommendation statement and related materials with respect to the offer free of charge at the SEC’s website at www.sec.gov, from the information agent named in the tender offer materials, from Applix or from Cognos.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release regarding the proposed transaction between Cognos and Applix, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and products and any other statements regarding Cognos’ or Applix’s future expectations, beliefs, goals or prospects constitute forward-looking statements made within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 138.4(9) of the Ontario Securities Act.  Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered forward-looking statements.  A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including the parties’ ability to consummate the transaction; the conditions to the completion of the transaction, including a sufficient number of Applix shares being tendered, may not be satisfied, or the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule; and the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the merger; the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in the merger within the expected time-frames or at all and to successfully integrate Applix’s operations into those of Cognos; such integration may be more difficult, time-consuming or costly than expected; revenues following the transaction may be lower than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction; the retention of certain key employees of Applix may be difficult; Cognos and Applix are subject to intense competition and increased competition is expected in the future; the failure to protect either party’s intellectual property rights may weaken its competitive position; Cognos is dependent on large transactions; customer decisions are influenced by general economic conditions; third parties may claim that either party’s products infringe their intellectual property rights; fluctuations in foreign currencies could result in transaction losses and increased expenses; acts of war and terrorism may adversely affect either party’s business; the volatility of the international marketplace; and the other factors described in Cognos’ Annual Report on Form 10-K for the fiscal year ended February 28, 2007 and in its most recent quarterly report filed with the SEC and the Canadian Securities Administrators, and Applix’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and in its most recent quarterly report filed with the SEC.  Cognos and Applix assume no obligation to update the information in this communication, except as otherwise required by law.  Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.